EXHIBIT 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS

Each of the undersigned hereby certifies that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

May 13, 2011                                                                                                  May 13, 2011

               /s/ Jeffrey L. Minch                                                                               /s/ Richard S. Chilinski
Jeffrey L. Minch,                                                                                       Richard S. Chilinski,
President and Chief Executive Officer                                                    Chief Financial Officer